UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

INCEPTION GROWTH ACQUISITION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41134	86-2648456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

875 Washington Street New York, NY	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 636-6638

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of a share of common stock	IGTAU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	IGTA	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	IGTAW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one share of common stock	IGTAR	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

As approved by its stockholders at the Annual Meeting of Stockholders on March 13, 2023 (the “Meeting”), Inception Growth Acquisition Limited (the “Company”) entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated as of December 8, 2021, with Continental Stock Transfer & Trust Company on March 13, 2023. Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination for a period of six months from March 13, 2023 to September 13, 2023 without having to make any payment to the trust account (the “Trust Account”) established in connection with the Company’s initial public offering.

On March 13, 2023, the Company extended the time to complete a business combination for a period of six months from March 13, 2023 to September 13, 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 13, 2023, the Company held the Meeting. On February 23, 2023, the record date for the Meeting, there were 12,987,500 shares of common stock of the Company entitled to be voted at the Meeting, 64.14% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Company stockholders at the Meeting are as follows:

1. Trust Amendment

Stockholders approved the proposal to amend the Company’s investment management trust agreement, dated as of December 8, 2021, by and between the Company and Continental Stock Transfer & Trust Company to provide that the time for the Company to complete its initial business combination under the Trust Agreement shall be extended for a period of six months from March 13, 2023 to September 13, 2023 without having to make any payment to the Trust Account. Approval of the Trust Amendment required approval by at least fifty percent (50%) of outstanding shares of common stock present in person or by proxy and entitled to vote thereon at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,932,707	1,396,898	100	0

2. Election of Directors

Stockholders elected all of the five nominees for directors to serve until the next annual meeting of stockholders. The voting results were as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Cheuk Hang Chow	8,211,253	118,452	0
Felix Yun Pun Wong	7,708,270	621,435	0
Michael Lawrence Coyne	7,993,443	336,262	0
Albert Chang	8,211,253	118,452	0
Yan Xu	7,993,443	336,262	0

As there were sufficient votes to approve the above proposals, Proposal No. 3, the “Adjournment Proposal” described in the Company’s definitive proxy, which was filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023 was not presented to stockholders.

Item 8.01. Other Events.

In connection with the stockholders vote at the Meeting, 5,873,364 shares of common stock were tendered for redemption.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

10.1	Amendment to the investment management trust agreement, dated as of March 13, 2023, with Continental Stock Transfer & Trust Company
99.1	Press Release dated March 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Growth Acquisition Limited

Dated: March 15, 2023	/s/ Cheuk Hang Chow
Cheuk Hang Chow
Chief Executive Officer

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